UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)
(952) 947-7777
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

ITEM 4.01    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Previous Independent Registered Public Accounting Firm
On December 7, 2020, the Audit Committee of the Board of Directors of Regis Corporation dismissed PricewaterhouseCoopers LLP, which had been serving as the independent registered public accounting firm.
The reports of PricewaterhouseCoopers LLP on the consolidated financial statements as of and for the past two years ended June 30, 2020 and June 30, 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended June 30, 2020 and June 30, 2019 and the subsequent interim period through December 7, 2020, there were no disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years.
During the years ended June 30, 2020 and June 30, 2019 and the subsequent interim period through December 7, 2020, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in internal control over financial reporting as the Company did not maintain effective controls over the derecognition calculation of the company-owned stores goodwill reporting unit. This material weakness existed until the end of the quarter ended March 31, 2020 when the remaining goodwill associated with the Company-owned reporting unit was fully impaired and, as a result, the material weakness had been remediated.
The Company provided PricewaterhouseCoopers LLP with a copy of the disclosures required by Item 304 of Regulation S-K contained in this Current Report on Form 8-K and requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers LLP agrees with the above statements made by us in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of PricewaterhouseCoopers LLP’s letter, dated December 11, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) New Independent Registered Public Accounting Firm
On December 7, 2020, the Audit Committee approved the engagement of Grant Thornton LLP, to audit the Company’s financial statements for the year ending June 30, 2021. Grant Thornton LLP was subsequently engaged on December 10, 2020. A benchmarking exercise based on the Company’s zero-based budgeting initiative helped drive the decision to initiate a competitive audit proposal process that included proposals from multiple firms, including PricewaterhouseCoopers LLP as the incumbent. Such proposal process was centered around the Company's' future state as a fully franchised organization.
During the two most recent years ended June 30, 2020 and June 30, 2019 and the subsequent interim period through December 7, 2020, we did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER

16.1	Letter regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: December 11, 2020	By:	/s/ Amanda P. Rusin
Name: Amanda P. Rusin, Title: Secretary